Exhibit 99.3

Bakkt Holdings—VPC Impact Acquisition Holdings

January 11, 2020

Operator: Welcome to the Bakkt Holdings and VPC Impact Acquisition Holdings transaction conference call. I would like to note that this call may contain forward-looking statements, including VIH’s and Bakkt’s expectations of future financial and business performance and conditions, the industry outlook, and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, and they are not guarantees of performance. You are encouraged to read the press release issued today, the accompanying presentation that is available in VIH’s filings with the SEC, for a discussion of the risks that can affect the business combination and the business of Bakkt after completion of the proposed transaction.

In addition, this call includes discussion of financial metrics that are not calculated in accordance with generally accepted accounting principles. For a discussion of these non-GAAP measures and a reconciliation to their most comparable financial measures that are calculated in accordance with GAAP, please refer to the investor presentation that is filed as an exhibit to VIH’s current report on Form 8-K that is filed in connection with this transaction.

Management will not be taking any questions on today’s call. With that, I will now turn it over to Gordon Watson. Please go ahead.

Gordon Watson: Hi there, and thank you for joining us. I’m Gordon Watson. I’m one of the partners at Victory Park Capital and I’m the president of VIH, our fintech focused SPAC. We are very excited to be here today to introduce Bakkt, which we believe is a transformational platform with a tremendous growth opportunity focused on the digital asset space.

Here with me today are Gavin Michael who is the CEO of Bakkt, Nicolas Cabrera who is the Chief Product Officer, and David Clifton who is the VP of M&A and Integration at ICE, which is the current parent company of Bakkt. And David has been acting as the interim CEO of Bakkt for a portion of 2020.

Okay, if you could turn to slide four. This is an overview of Victory Park Capital. We were founded in 2007, and we’re a privately held SEC registered global alternative investment firm. We’ve invested over $6 billion in 115 transactions since inception, with a focus on fintech investing.

When we set out to raise this SPAC, we highlighted a few qualities we were looking for in a potential investment, and we believe Bakkt checks all those boxes as a standalone business. And then when you combine its heritage inside ICE, we felt confident that other investors would agree with us, which has been played out through the successful pipe process we just completed.

If you look at the right side here, Bakkt checks all these boxes. It’s a differentiated, high-growth fintech business with barriers to entry. It has very strong unit economics, and it’s certainly at a capital inflection point. And then when you add Gavin who’s one of the most respected financial technology investors in the world, we feel that we really have a unique offering here.

If you could flip to slide five. Again, the pipe size is $325 million. This is anchored by a $50 million commitment from ICE. It implies the $2.1 billion post-merger enterprise value and there’s 100% equity rollover as part of the transaction. Pro forma ICE will own a 65% economic interest, but will have a minority voting rights in the new entity.

Bakkt will have over $570 million of cash at closing to accelerate the growth of the business, including the rollout of the consumer app, which you’re going to hear a lot about during this presentation, that’s currently on invite-only basis with 100,000 active users and a pipeline of 350,000 users waiting to be turned on. This is expected in March of this year in conjunction with the closing of this transaction.

Importantly, this is a fully-funded business plan. There’s no additional equity capital requirements anticipated between closing and positive cash flow, which is expected in 2023. You’ll see at the end of this, this business has some very powerful economic characteristics, so we think that it will kick off a lot of cash in the coming years.

Just to conclude from Victory Parks’ standpoint, we are very excited about this transaction. We think it’s set up to do very well in the public markets. And with that, I’ll turn it over to David Clifton from ICE to give a little bit more background on how we got here.

David Clifton: Great. Thanks, Gordon. I’m David Clifton, VP for M&A and Integration at ICE. And as Gordon noted, for the better part of 2020 served as Bakkt’s CEO.

Just a quick overview of ICE for those of you who don’t know us. We are a leading global market infrastructure provider who operates exchanges, clearinghouses and listing venues, and also operates a large data and analytics business, along with a large mortgage technology business.

ICE has combined world-class technology with its leading data services and operating expertise to add transparency, which enables customer efficiency gains that advances networks and value proposition. ICE has a history of reimagining ecosystems. Some examples of that are on the lower right-hand portion of slide six.

If we could turn to slide seven, you’ll see Bakkt is another example of reimagining an ecosystem. Bakkt is currently owned 81% by ICE, but it maintains marquis strategic and venture capital stakeholders, including BCG, Microsoft, Starbucks, and PayU. In helping design and build the infrastructure at Bakkt, ICE brought to bear its core expertise in technology, compliance, regulation, and cybersecurity.

ICE is very excited about the future of Bakkt, and it’s why we are rolling 100% of our equity stake and have anchored the pipe with an additional $50 million commitment. With this additional cash, Bakkt is poised to accelerate its customer acquisition, grow its revenue, and achieve profitability.

With that, let me turn it over to Gavin so he can talk to you about the vision for Bakkt and where it’s headed.

Gavin Michael: Thanks, David. I’m Gavin Michael. I’m the CEO of Bakkt. You know, our vision for Bakkt is very simple. It’s to power economic growth and improve customers’ lives by really liberating their digital and loyalty assets. We have a strong purpose to drive this new era in financial services innovation, focused on reimagining and unlocking the value of digital and loyalty assets.

Bakkt uniquely brings together customer loyalty and commerce platforms to accelerate the shift to digital assets in payments. These digital assets are driving a new, increasingly dynamic economy. We see the emergence of new customer segments such as gamers, crypto enthusiasts, and miles junkies. And at the same time as these new segments are emerging, Gen Z and millennials are increasingly turning away from traditional payment methods like credit cards and cash.

It’s these shifts that we are leveraging for the benefit of both customer and merchants, truly unlocking a massive market by empowering the monetization of digital assets.

Our core focus is using technology to enable customers to make their lives simpler, their interactions straightforward, empower them to use their digital assets for everyday spending, and really see an increase in the value of loyalty from their favorite merchants.

As David said, we are working with merchants as well to engage their customers through payments, differentiating themselves in the eyes of their customers and really helping them to grow their businesses, by reaching new customers and new customer segments, creating a sense of community amongst their customers.

We are creating a connected marketplace of payments powering rewards, and rewards powering loyalty and redemption, all navigated easily and quickly and with profound transparency. It’s this transformative consumer marketplace that is at the heart of Bakkt. We are built on a platform that is engineered to natively support digital assets across a wide range of classes. It’s scalable and importantly, it’s built with strong regulatory and compliance controls.

This trifecta of advantages fuels not just competitive differentiation, but builds a competitive moat around the offering. As our customers transact, the network grows. We see revenue through merchant discount rates, through transaction fees, through subscription fees, and through spread.

In addition to the revenue, we’re gaining real-time insights into customers’ preferences and buying habits. We know where they are browsing online at any moment, allowing us to provide a targeted hyper-personalized reward or offer to really help convert browsing into sales. We are building this virtuous cycle that’s underpinned by strong economics.

And finally, digital technology leads to financial inclusion. It increases efficiency, it reduces complexity, and it lowers costs, empowering individuals and offering a real opportunity to democratize payments.

Our collective experience operating in this industry enables us to understand the magnitude of the challenge ahead of us. We understand the complexities of the industry and importantly, the complexities and histories that shape each individual company we work with. We have real clarity on our ambition and how we’ll realize it. We have an experienced management team that’s proven and backed by ICE.

The next slide really talks about the digital assets that are driving this new dynamic economy. Digital assets across a broad range of classes: digital currency, loyalty points and miles, gift cards, in-game assets, cryptocurrency, and stocks and derivatives, driving a new and emerging economy.

The next slide speaks to the large and growing market. We are working in a massive SAM valued at $1.6 trillion that we see growing at 26% CAGR over the next five years. It’s large and untapped with an unbounded TAM. We have the ability to grow Bakkt through international expansion, increase asset class digitization, more participation on the platform, and the ability to trade equity and fractional shares.

And then finally, the value that’s unlocked by Bakkt is by driving digital assets into everyday use, using digital assets as new types of currency, creating a marketplace with strong embedded ecosystems, unlocking the captive and consumer spending power, and doing this with a strong eye on regulation, both AML and KYC.

If we move to the next section on page 13, you see the history of Bakkt. You see that we’ve had a strong ambition to be a digital asset marketplace with broad application. Founded in 2018 to bring trust and transparency to digital assets, we are now delivering against our mission to help customers and merchants maximize the value of these digital assets. Several acquisitions have been made through the company’s history, with one of the most significant being completed in February of last year, the acquisition of Bridge2 Solutions, a company that provides us with access to merchants and loyalty partners, as well as being a trusted delivery partner to many of the large institutions with established loyalty programs.

The value proposition for Bakkt is simple: empowerment of customers, improving customer engagement, and reducing the merchant and loyalty sponsors’ rewards liabilities.

With that, I’d like to turn over to our Chief Product Officer, Nicolas, to take us through more about the product, the roadmap, and some early feedback that we’ve been getting from customers. Nic, over to you.

Nicolas Cabrera: Thanks, Gavin. Hi, everyone. My name is Nicolas Cabrera, and I’m the Chief Product Officer at Bakkt. I joined Bakkt about two years ago, helping defining the unique value prop Bakkt is bringing to market for our consumers and partners, and developing a unique set of capabilities and app experience that we are now launching invite only in the U.S. market.

My background is in consumer payments and commerce, previously worked at eBay and PayPal, both in Australia and in the U.S., before cofounding a couple of businesses in the U.S. before joining Bakkt.

So Gavin walked you through our exciting vision in unlocking the captive value of digital assets for both consumers and some of our partners. And in the last two years at Bakkt, we’ve been busy building a unique set of capabilities that is really sitting in the intersection of payments, exchanges, and loyalty redemption. And that’s the integration of those three set of capabilities into one platform that really set us apart in the marketplace.

And before we started developing these unique set of capabilities, we’ve done comprehensive research all over the country, and interviewing consumers to really understand how they currently engage with their digital assets and understand some of the frictions or the issue, the problem that consumers have today experiencing their digital assets.

And what we heard loud and clear are two main frictions. One is the fragmentation of digital assets today. People realize their own value in the form of points, in miles, in cashbacks, maybe gift cards; maybe they traded some crypto assets. But to do so, they need to engage in multiple programs, multiple apps, with different logins, different credentials. And because of that, we heard loud and clear from consumers that they felt that they leave value on the table.

So what we bring to market at the core is one app, one wallet when our consumers—the Bakkt consumers—can aggregate all of their currency, all of their digital assets in one place.

So you can visualize your entire portfolio of points of cash backs, or rewards loyalty. All the time of your in game assets and others, all of those visualize in one aggregated portfolio. This is what you see on the left here on this slide. And then from there when consumers can see the value that they own across all of those assets we empower our Bakkt users to convert or trade the value of any of those assets and convert those into what they’re in markets for today.

For example, if I’m in the market to book my next family trip I’m interested in miles. So I might be okay to start converting some of the points or the value of my gift card to get access to more miles that I can then use to redeem on this platform for seats in plane for my next family trip. So this idea that any of those assets that we should put on the app are fungible and can be converted to extract the value that makes sense for our consumers.

And we also make any of those digital assets available as a way to pay online through our online checkout solution, in stores, through the Bakkt virtual cards that we’ve connected to through the Bakkt wallet or also through direct payment integration that we have done with some of our partners, for example, with Starbucks already live into the Starbucks apps today. So this is the unique set of capabilities that Bakkt bring to markets for both our consumers and our partners. And this is really a unique set of capabilities that set us apart in the digital asset ecosystem.

A lot of our peers in this space provide either an ability to P2P some of those assets—so I can send cash to another user or I can maybe send some crypto assets. Or maybe I can trade, buy and sell within the silo of those assets. For example, on Robinhood or Coinbase I can buy and sell crypto or I can buy and sell some fractional shares. But what we do within our Bakkt apps is a lot of those capabilities. You can P2P any of the assets that you linked within your Bakkt wallet. You can also buy and sell any of those assets. But you can convert the value of one asset to cash or the value of one asset into the other asset. So really empowering our consumers to extract an increase in spending power by unleashing the value of those assets.

And we’re doing that having been born as part of ICE with a very strict, secure, and regulatory approach across all of those asset classes. And I’m gonna come back on that a bit later on.

On the next slide you will see the existing capabilities that we have already lied in markets as invite only on our apps. And then some of the additional asset classes like in game assets, shares, and fractional shares that we’re bringing to market starting in 2021. As I mentioned, having been born out of ICE have a regulatory approach and a high labor standard on security and risk management. And from day one since we’ve been purposely built for accommodating any digital asset class we’ve been thinking how we handle KYC, AML, or PEP Check across all asset classes. So we’re not a legacy system, a legacy payment technology that try to go and support new asset classes. From day one our platform support all of the regulatory requirements to accumulate any of these assets in a very secure environment.

And this is what you see on the detail view of our technology stack. All of our infrastructure around settlement, around banking, around the way we treat tax returns, the way we handle custody of some of those assets in our platform capabilities have been integrated and designed to support four main experiences for our consumers and our partners. This is what you see on top of the technology stack. And those four capabilities are one—we talked about this—the real time exchange and conversion across assets. We are the unique and only platform that allows this real time conversion in the U.S. today.

We also talk about using any of those assets as a funding source for any sort of actions. So the ability to spend and pay any of those assets with our partners in store or online. We also make any of those assets available as P2P. And the way we treat P2P is we allow the receiver of P2P to decide how they want to receive the value that another Bakkt customer will send them. For example, if I decide to send $50 Starbucks gift card to another Bakkt customer the receiver of that trade will be able to decide how they want to receive this $50 value. If they happen not to be a Starbucks customer they can receive this $50 in the form of another gift card from another merchant or even $50 in the form of points or miles or maybe crypto. So that’s a way that we expand the pie of digital assets.

And we obviously have best in class training capabilities today across crypto assets. And as I mentioned I’ve thought about road mapping 2021 to support shares and in game assets. We talked about the unique value proposition that we bring to consumers around the aggregation and the opportunity to create those liquidity events across digital assets. But we also worked hard on the other side of the marketplace to reclaim the control and the attribution with our partners. They’re bringing a lot of the currencies to our platform and you see the number of partners we already support. More than 250 merchants or loyalty sponsors that we have live already in our environment with different level of capabilities.

And you see here the number of partners across large financial institutions, travel and entertainment—all everyday consumer brands that we are finalizing the integration with to expand the customer experience that we bring to market. The value prop for our partners is very strong. The ability to add additional redemption options across their own currency, the ability to provide more value to their own currencies—now I can use my points or my miles as an everyday purchase as Starbucks, for example. And we make sure that as part of the expanse the control and the attribution remain with the partner. So they like the ability that they can set the price, the conversion rate either as a platform label or down to each individual user based on user profiles on the platform.

That control and those attributions is very critical as part of our marketplace. Hopefully that give you a good sense of our unique capabilities on the platform and the way we handle consumers and partner experiences. We have these inflection points of scaling and adding more users and partners later in Q1 when we remove the white list on our apps and make this available to everyone in the U.S..

Now I’d like to bring it back to Gavin that can walk you through how we monetize each of those experiences on the platform. Back to you, Gavin.

Gavin Michaels: If we turn to page 21 you can see the modellable sources of revenue that Bakkt can generate across the transactions that execute within our environment. As Nic described, there are four key activities that our customers undertake: payments, trading, conversion, and our very unique approach to P2P. We have four ways to earn revenue while things are executing: merchant discount rates, spread, transaction fees, and subscription fees. You see on the lower half of this slide examples of the transactions and how the revenue opportunities get applied.

Let’s take one for example which is the conversion of fiat currency into Bitcoin. Here you see that we earn 200 bits of spread on the Bitcoin tract. You can see that that’s an example of the application of a spread revenue into a conversion. If we move to the next slide we’ve spoken about the need for a powerful flywheel effect backed as a single integrated wallet sitting at the center of a rich ecosystem with strong value propositions to customers, to merchants, and to loyalty sponsors. We believe this is a very unique positioning of anyone in the marketplace to be able to satisfy such a rich set of stakeholders.

The next slide, page 23, opportunities for growth. Whether they be with user, increased participation, or international expansion, the introduction of new productions onto the platform, or the monetization of the data that’s generated during the transactions being executed.

Page 24 outlines the leadership team at Bakkt. You can see a diverse set of backgrounds with experience generated both in financial services and out of financial services. We believe the unique combination of this talent provides a significant competitive differentiation for Bakkt.

With that I’d like to hang over to David to take us through some of the financial metrics associated with Bakkt right now. David, over to you.

David Clifton: Thanks, Gavin. If you turn to slide 26 you’ll see the compelling projected financial profile of Bakkt. And there are two metrics on this slide that I’d like to call out. First is the active users. Over 30 million by the end of 2025. And next is the total revenue less transaction based expenses CADR of 75% from 2021 to 2025. To me, these are both very exciting metrics.

If you could please turn to the next slide you’ll see that user growth number reflected and compared next to Robinhood and Cash App which demonstrates that this is a very achievable number, particularly when you take into account the advantages that Bakkt has in terms of the breadth of assets, its partnerships, and the adoption rate of digital assets.

Turning to slide 28 you’ll see an overview of the five year P&L. Just a couple of things to point out here, again, you’ll see in the far right hand column—the CADR I previously mentioned which is very attractive—and it’s important to note the total revenue less transaction based expenses line item which reflects net revenue versus the growth revenue that’s shown on the total revenue line item.

Turning to the next slide, again you’ll see another compelling metric which is our TAC. Starting in 2020 at $15 per user and declining to seven dollars per user in 2025, this metric is very favorable when compared to industry cohorts.

Lastly, turning to slide 30 you’ll see the investment plan. As we previously noted, the cash raised in this transaction will be used almost exclusively for customer acquisition, and that’s reflected here. The vast majority of the money will be used on marketing and personnel. And the personnel line item really reflects engineering and development resources.

With that, I’d like to turn it over to Gordon to talk a little bit about the transaction.

Gordon Watson: Thanks David. If you turn to slide 32 there’s an overview of the transaction here. You’ll see there’s $207 million held in our trust alongside a $325 million fully committed PIPE. Again, that was upsized due to a very strong reception as we marketed it. On the right side you can see the pro-forma enterprise value here to total revenue less transaction based expenses. We feel this company is set up to perform very well in the public markets based on its comparables(PH) and the very strong growth profile we have over the next coming years.

If you turn to the next slide—if you look at this company over the coming years it’s gonna have 75.2% CADR of revenue growth which is very strong compared to the peers on the right. We’ll have a 55% EBITDA margin. Again, we think these are both highly achievable targets based on the user growth we’re projecting in the consumer app.

And then just finally if you look at the enterprise value of the comparables we feel that the multiple we’re bringing this to public at is very reasonable when compared to peers. And if we’re able to execute on our financial plan in the coming years that the transaction should perform very well for our SPAC shareholders.

With that I’d like to point out that there is a demo video on our website which I encourage you all to view to see the consumer facing app which we feel is a game changing product and hopefully you’ll agree once you see the demo. With that I’m gonna thank everyone for coming. We’re very excited about the transaction here with Bakkt and we look forward to the future growth of the business. Thank you.

Operator: Thank concludes today’s conference call. Thank you. You may now disconnect.